EXHIBIT 1

JOINT FILING AGREEMENT

        This Agreement is filed as an exhibit to this Amendment No. 2 to Schedule 13D being filed by Shimon Alon, Ron Zuckerman and Aki Ratner in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Amendment No. 2 to Schedule 13D to which this Agreement is attached is filed on behalf of the below-named persons, that they are each responsible for the timely filing of the Amendment No. 2 to Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.

        This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 3 day of January, 2006.

/s/ Shimon Alon —————————————— Shimon Alon

/s/ Ron Zuckerman —————————————— Ron Zuckerman

/s/ Aki Ratner —————————————— Aki Ratner